EXHIBIT 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, James D. Burchetta, Co-Chairman, President and Chief Executive Officer, and Katherine A. Dering, Chief Financial Officer, Treasurer and Secretary, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The quarterly report on Form 10-QSB/A for the quarter ended March 31, 2005 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Debt Resolve, Inc.

December 8, 2005	By:	/s/ JAMES D. BURCHETTA

James D. Burchetta Co-Chairman and Chief Executive Officer

By:	/s/ KATHERINE A. DERING

Katherine A. Dering Chief Financial Officer, Treasurer and Secretary